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                                                                   EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion and incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 of our report dated July 22, 1998, on our audits of the financial statements of Cree, Inc. and subsidiaries, which is included herein and appears in Cree, Inc.'s Annual Report on Form 10-K for the year ended June 27, 1999. We also consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts."

/s/ PricewaterhouseCoopers LLP


Raleigh, North Carolina
January 5, 2000